Power of Attorney
      KNOW ALL MEN BY THESE PRESENTS: That the undersigned director and/or officer of AeroGrow International, Inc.
(the Company), hereby constitutes and appoints Mitchell
B. Rubin, Lissie Stagg or Richard A. Kranitz, or any one of them, as his true and lawful attorney in fact and agent, with full power of substitution and resub-stitution, for him and in his name, place and stead, in any and all capacities, to complete and sign any and all Securities and Exchange Commission Forms 3, 4 and 5 and other documents relating thereto with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and grants unto said attorney in fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do in person, and hereby ratifies and confirms all things that said attorney in fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof. This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.
	IN WITNESS WHEREOF, the undersigned has hereunto set his hand on April 6, 2007.

	Signature:	/s/Jack J. Walker    (Seal)

	Print Name:	Jack J. Walker